                                                              Exhibit 99(a)(iii)




                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 11-K


                         ------------------------------



               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   For the Fiscal Year Ended December 31, 2000


                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


Commission File Number  1-3215

                         ------------------------------

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES

                            (Full title of the Plan)


                                JOHNSON & JOHNSON
                           ONE JOHNSON & JOHNSON PLAZA
                         NEW BRUNSWICK, NEW JERSEY 08933

           (Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office)

Item 4.  Financial Statements and Exhibits

      Report of Independent Accountants

      Financial Statements:
        Statements of Net Assets Available for Benefits with
         Fund Information as of December 31, 2000 and 1999

        Statements of Changes in Net Assets Available for
         Benefits with Fund Information for the Years Ended
         December 31, 2000 and 1999

         Notes to Financial Statements

      Supplemental Schedules:
        Form 5500 Schedule H -- Part IV -- 4I - Schedule of Assets
         (Held at End of Year) at December 31, 2000

        Form 5500 Schedule H -- Part IV -- 4J - Schedule of
         Reportable Transactions for the Year Ended December 31, 2000


Consent of PricewaterhouseCoopers LLP, dated June 25, 2001


The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                               JOHNSON & JOHNSON SAVINGS PLAN
                               FOR UNION REPRESENTED EMPLOYEES



                               By: /s/ R. J. Darretta
                                   ------------------------------------
                                        R. J. Darretta
                                        Chairman, Pension Committee
June 25, 2001

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                                -----------------






                            FINANCIAL STATEMENTS AND
                             SUPPLEMENTAL SCHEDULES


                          AS OF AND FOR THE YEARS ENDED
                           DECEMBER 31, 2000 AND 1999

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES

                                      INDEX



Report of Independent Accountants                                                                2

Financial Statements:
            Statements of Net Assets Available for Benefits with
            Fund Information as of December 31, 2000 and 1999                                  3-4

            Statements of Changes in Net Assets Available for
            Benefits with Fund Information for the Years Ended
            December 31, 2000 and 1999                                                         5-6

Notes to Financial Statements                                                                 7-14

Supplemental Schedules:
            Form 5500 Schedule H - Part IV- 4I - Schedule of Assets
            (Held at End of Year) at December 31, 2000                                          15

            Form 5500 Schedule H - Part IV - 4J - Schedule of
               Reportable Transactions for the Year Ended December 31, 2000                     16

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Pension and Benefits Committees of
Johnson & Johnson

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Johnson & Johnson Savings Plan for Union Represented Employees (the "Plan") at December 31, 2000 and 1999, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes and schedule of reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



June 15, 2001

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS with FUND INFORMATION
                             As of December 31, 2000


                                                                            PARTICIPANT DIRECTED
                                              ------------------------------------------------------------------------------------
                                                                 Fixed              J&J            Diversified           Total
                                              USGS Fund      Interest Fund       Stock Fund        Equity Fund        Savings Plan
                                              ---------      -------------       ----------        -----------        ------------
ASSETS:

Deposits in Group Annuity Contracts (Note 2)                   $2,243,829                                              $ 2,243,829

Investments at Fair Value (Notes 2 and 5)                                       $24,729,781                             24,729,781

Investments in Master Trust (Notes 2 and 5)   $1,161,316                                            $6,405,424           7,566,740

Accrued Dividends and Interest Receivable          6,566           12,289               936                                 19,791
                                              ----------       ----------       -----------         ----------         -----------





Net Assets Available for Benefits             $1,167,882       $2,256,118      $ 24,730,717        $ 6,405,424        $ 34,560,141
                                              ==========       ==========      ============        ===========        ============


                        See Notes to Financial Statements

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS with FUND INFORMATION
                             As of December 31, 1999

                                                                            PARTICIPANT DIRECTED
                                              -----------------------------------------------------------------------------------
                                                               Fixed                 J&J         Diversified             Total
                                              USGS Fund    Interest Fund          Stock Fund     Equity Fund         Savings Plan
                                              ---------    -------------          ----------     -----------         ------------
ASSETS:
Deposits in Group Annuity Contracts (Note 2)                  $2,158,369                                                $2,158,369

Investments at Fair Value (Notes 2 and 5)                                        $21,114,345                            21,114,345

Investments in Master Trust (Notes 2 and 5)   $1,067,057                                           $6,096,157            7,163,214

Accrued Dividends and Interest Receivable          5,108          11,678                                4,660               21,446
                                               ---------       ---------         -----------       ----------          -----------



                      Total Assets             1,072,165       2,170,047          21,114,345        6,100,817           30,457,374
                                               ---------       ---------         -----------       ----------          -----------




LIABILITIES:

Accrued Transfers                                    500         10,200               (8,500)          (2,200)
                                               ---------       ---------         -----------       ----------          -----------



Net Assets Available for Benefits             $1,071,665     $2,159,847          $21,122,845       $6,103,017          $30,457,374
                                              ==========     ==========          ===========       ==========          ===========

                        See Notes to Financial Statements

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS with FUND INFORMATION
                      For The Year Ended December 31, 2000

                                                                            PARTICIPANT DIRECTED
                                              --------------------------------------------------------------------------------------
                                                                   Fixed             J&J               Diversified          Total
                                              USGS Fund       Interest Fund      Stock Fund           Equity Fund       Savings Plan
                                              ---------       -------------      ----------           -----------       ------------
Employee Contributions (Note 3)                $125,955        $244,619       $1,604,774               $777,495      $ 2,752,843

Employer Contributions  (Note 3)                                                 596,636                                 596,636

Interest                                         71,623         140,248            5,124                                 216,995

Dividends                                                                        289,133                 74,567          363,700
                                              ---------         --------      -----------              ---------      -----------
                                                197,578         384,867        2,495,667                852,062        3,930,174

Additions to (Deductions from) Net Assets:

Payments to Participants (Note 4)               (82,066)       (187,751)      (1,649,755)              (500,902)      (2,420,474)

Change in Unrealized Net Appreciation
(Depreciation) of Investments                                                  2,017,940               (633,252)       1,384,688

Realized Net Gain on Sale of Investments                                         633,831                527,997        1,161,828

Realized Net Gain on Stock Distributed                                           188,600                                 188,600

Assets Transferred (Note 2)                   (14,100)          (91,000)          14,800                 90,300

Administrative Expenses                        (5,195)           (9,845)         (93,211)               (33,798)        (142,049)
                                             --------          --------      -----------               ---------       ---------


Net Increase                                   96,217            96,271        3,607,872                302,407        4,102,767

Net Assets Available for Benefits,
  Beginning of Year                         1,071,665         2,159,847       21,122,845              6,103,017       30,457,374
                                            ---------         ---------      -----------              ---------      -----------


Net Assets Available for Benefits,
  End of Year                              $1,167,882        $2,256,118      $24,730,717             $6,405,424      $34,560,141
                                           ==========        ==========      ===========             ==========      ===========




                        See Notes to Financial Statements

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS with FUND INFORMATION
                      For The Year Ended December 31, 1999


                                                                           PARTICIPANT DIRECTED
                                                   ---------------------------------------------------------------------------------
                                                                     Fixed               J&J         Diversified          Total
                                                   USGS Fund      Interest Fund       Stock Fund      Equity Fund       Savings Plan
                                                   ---------      -------------       ----------      -----------       ------------
Employee Contributions (Note 3)                     $148,108         $291,978        $1,621,497         $766,490         $2,828,073

Employer Contributions  (Note 3)                                                        634,338                             634,338

Interest                                              52,873          128,999             3,028                             184,900

Dividends                                                                               236,370           64,005            300,375
                                                    ---------        ---------       ----------         ---------        ----------
                                                     200,981          420,977         2,495,233          830,495          3,947,686

Additions to (Deductions from) Net Assets:

Payments to Participants (Note 4)                    (38,977)         (58,285)       (1,047,051)        (247,632)        (1,391,945)

Change in Unrealized Net Appreciation
 (Depreciation) of Investments                                                        1,107,538          455,063          1,562,601

Realized Net Gain on Sale of Investments                                                812,749          684,799          1,497,548

Realized Net Gain on Stock Distributed                                                  177,916                             177,916

Assets Transferred (Note 2)                          (67,300)         (65,800)          194,400          (61,300)

Administrative Expenses                               (6,641)         (12,011)         (123,465)         (33,805)          (175,922)
                                                   ---------        ---------        ----------        ---------         ----------
Net Increase                                          88,063          284,881         3,617,320        1,627,620          5,617,884

Net Assets Available for Benefits,
  Beginning of Year                                  983,602        1,874,966        17,505,525        4,475,397         24,839,490
                                                   ---------        ---------        ----------         ---------        ----------
Net Assets Available for Benefits,
  End of Year                                     $1,071,665       $2,159,847      $21,122,845        $6,103,017        $30,457,374
                                                  ==========       ==========      ===========        ==========        ===========



                        See Notes to Financial Statements

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS


1.      Organization:

        The Johnson & Johnson Savings Plan for Union Represented Employees (the "Plan") is a defined contribution plan which was established on January 1, 1993 by Johnson & Johnson ("J&J" or the "Company"). The Plan was designed to enhance the existing retirement program of eligible employees covered under collective bargaining agreements with the Company. The funding of the Plan is made through employee and Company contributions. The assets of the Plan are maintained in the Johnson & Johnson Savings Plan Master Trust (the "Trust") and transactions therein are executed by the trustee, Bankers Trust Company ("Bankers Trust"). The Johnson & Johnson Savings Plan Trust is allocated based upon the total of each individual participant's share of the Trust.

2.      Summary of Significant Accounting Policies:

        Valuation of Investments:

        Equity investments in the Johnson & Johnson Stock Fund, administered by Bankers Trust, are valued at the average of the high and low market price on the last business day of the year. The cost of equity investments in the Johnson & Johnson Stock Fund are recorded at the average market price of the stock transactions for the month during which the contribution is made.

        The investments in the U.S. Government Securities ("USGS"), Fixed Interest and Diversified Equity Funds represent the Plan's share of assets in the Johnson & Johnson Savings Plan Trust. The USGS Fund consists of short-term obligations that are issued or guaranteed by the U.S. Government. Investments are valued at cost, which approximates market value. Deposits in group annuity contracts in the Fixed Interest Fund are recorded at their contract value, which approximates fair value, because these investments have fully benefit-responsive features. Contract value represents contributions and reinvested income, less any withdrawals plus accrued interest. Participants may direct the withdrawal or transfer of all or a portion of their investment at contract value. However, withdrawals influenced by employer initiated events, such as in connection with the sale of a business, may result in a distribution at other than contract value. There are no reserves against contract values for credit risk of contract issuers or otherwise. The average yield and crediting interest rate of the Fixed Interest Fund was 6.05% for 2000 and 5.99% for 1999. The crediting interest rate for the investment contracts is either agreed-to in advance with the issuer or varies based on an agreed-to formula, but cannot be less than zero.

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued

2.      Summary of Significant Accounting Policies (Continued):

         Equity investments and corporate obligations in the Diversified Equity Fund, managed by the Capital Guardian Trust Company and J.P. Morgan Investment Management, Inc., are traded on a national securities exchange and are valued at the last reported market sales price on the last business day of the year. Investments in the Diversified Equity Fund are purchased periodically by Capital Guardian Trust Company and J.P. Morgan Investment Management, Inc. based on the prevailing market values of the underlying investments.

         Temporary cash investments are stated at redemption value which approximates fair value.

        Transfers:

         Transfers among funds, which are made at the participant's election, have been presented as assets transferred in the Statement of Changes in Net Assets Available for Benefits with Fund Information.

         Use of Estimates:

         The preparation of the Plan's financial statements in conformity with accounting principles generally accepted in the United States of America requires the plan administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

         Risks and Uncertainties:

         The Plan provides for various participant investment options in funds which can invest in any combination of stocks, bonds, fixed income securities, mutual funds, and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the Statements of Net Assets Available for Benefits with Fund Information and the Statements of Changes in Net Assets Available for Benefits with Fund Information.

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued


           New Accounting Pronouncement:

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 requires that an entity recognize all derivatives and measure those instruments at fair value.

         SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. Pursuant to SFAS No. 137, which amended SFAS No. 133, the Plan is required to adopt SFAS No. 133 effective January 1, 2001. Management has not yet been able to determine the impact of SFAS No. 133 on the Plan financial statements as a result of the inconsistency in accounting literature between SFAS No. 133, requiring derivatives to be measured at fair value, and the AICPA Audit and Accounting Guide on "Audits of Employee Benefits Plans" and Statement of Position 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined Contribution Pension Plans", requiring benefit responsive investment contracts (including synthetic GICs) to be measured at contract value. Until this discrepancy is resolved, management is unable to determine the impact that SFAS 133 will have on the Plan financial statements. The contract value of those instruments is $2,243,829 at December 31, 2000. The actual impact on the Plan's net asset available for plan benefits of adopting SFAS No. 133 will be made based on the derivative positions and hedging relationships at the date of adoption.

         Other:

         Interest and dividend income is recorded as earned on the accrual basis. Purchases and sales of investment securities are reflected on a trade-date basis. Gains and losses on sales of investment securities are determined on the average cost method. Third party administrative expenses are paid by the Plan, except costs of entering new investment vehicles which will be paid primarily by the Company.

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued

3.     Contributions:

       Participating employees may contribute a minimum of $0.16 per hour up to a maximum of $1.60 per hour, depending on the negotiated contract rate, of the first forty hours worked in each payroll week. All contributions are on a pre-tax basis. Annual pre-tax contributions may not exceed $10,500 in 2000 or $10,000 in 1999. The Company contributes to the Plan, out of current or accumulated profits, an amount equal to 25% or 40% (depending on the negotiated collective bargaining agreement) of the employee directed contributions on the first $0.16 to $0.80 per hour, directly into J&J common stock.

       Contributions are made to the Plan by participants through payroll deductions and by the Company on behalf of the participants. Employee contributions are to be invested in any of the four investment funds at the direction of the participating employees. All Company contributions are made to the J&J Stock Fund.

4.     Participant Accounts and Benefits:

       All participants are fully vested in their contributions and the Company match. The benefit to which a Plan participant is entitled is the amount provided by contributions (Company and participant) and investment earnings thereon (including net realized and unrealized investment gains and losses) which have been allocated to such participant's account balance. Allocations are based on participant's earnings or account balances, as defined.

       Participants may withdraw before-tax contributions only upon meeting certain hardship conditions.

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued


5.     Investments:

       Investments held by the Plan as of December 31, 2000 are summarized as follows:

                                                                Johnson & Johnson
                                                                   Stock Fund
                                                                   ----------
                                                           Fair Value         Cost
                                                           ----------         ----
       Johnson & Johnson Common Stock                     $24,487,325    $12,882,509
       Temporary Cash Investments                             242,456        242,456
                                                          -----------    -----------
                                                          $24,729,781     $13,124,965
                                                          ===========     ===========


       The investments in the USGS, Fixed Interest, and the Diversified Equity Funds reflected in the accompanying Statement of Net Assets Available for Benefits represent the Plan's share of investments (approximately 0.6% of fair value) held by the Johnson & Johnson Savings Plan Trust. Total investments held by the Savings Plan Trust on behalf of the Plan and the Johnson & Johnson Savings Plan (for salaried and non-union hourly employees of the Company) are summarized as follows:

              Description                                                    Fair Value                 Cost
              -----------                                                    ----------                 ----
              USGS Fund:
                  U.S. Government Securities - Short Term                    $32,660,210           $32,660,210
                  Other*                                                         175,949               175,949

              Fixed Interest Fund:
                  Deposits in Group Annuity Contracts                        621,356,598           621,356,598
                  Other*                                                       3,316,091             3,316,091

              Diversified Equity Fund:
                  Common Stocks                                            1,038,399,937           846,192,276
                  Other*                                                     (7,080,338)           (7,080,338)
                                                                          --------------        --------------

                                                                          $1,688,828,447        $1,496,620,786
                                                                          ==============        ==============



         * Other consists of interest and/or dividends receivable and/or brokers payable.

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued

5.     Investments (Continued):
       ------------------------

       Investments held by the Plan as of December 31, 1999 are summarized as follows:

                                                            Johnson & Johnson
                                                               Stock Fund
                                                               ----------
                                                       Fair Value          Cost
                                                       ----------          ----
       Johnson & Johnson Common Stock                  $21,077,906       $11,491,030
       Temporary Cash Investments                           36,439            36,439
                                                       -----------       -----------

                                                       $21,114,345       $11,527,469
                                                       ===========       ===========

       The investments in the USGS, Fixed Interest, and the Diversified Equity Funds reflected in the accompanying Statement of Net Assets Available for Benefits represent the Plan's share of investments (approximately 0.6% of fair value) held by the Johnson & Johnson Savings Plan Trust. Total investments held by the Trust on behalf of the Plan and the Johnson & Johnson Savings Plan (for salaried and non-union hourly employees of the Company) are summarized as follows:

              Description                                                   Fair Value               Cost
              -----------                                                   ----------               ----

              USGS Fund:
                  U.S. Government Securities - Short Term                    $29,313,150           $29,313,150
                  Other*                                                         142,201               142,201

              Fixed Interest Fund:
                  Deposits in Group Annuity Contracts                        621,653,591           621,653,591
                  Other*                                                       3,363,553             3,363,553

              Diversified Equity Fund:
                  Common Stocks                                              992,698,523           700,989,649
                  Other*                                                         758,881               758,881
                                                                         ---------------       ---------------

                                                                          $1,647,929,899        $1,356,221,025
                                                                          ==============        ==============


   * Other consists of interest and/or dividends receivable.

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued


6.   Tax Status:

     The Internal Revenue Service has determined and informed the Company by a letter dated April 26, 1996, that the Plan and the Trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with applicable requirements of the IRC.

7.   Termination Priorities:

     The Company has the right to terminate the Plan at any time and in the event the Plan is terminated, subject to conditions set forth in ERISA, the amount of each participant's account balance in the Plan is fully vested.

8.   Concentrations of Credit Risk:

     Financial instruments which potentially subject the Plan to concentrations of credit risk consist principally of the Fixed Interest Fund holdings in fully benefit-responsive group annuity contracts with insurance and other financial institutions.

     The Fund places its fully benefit-responsive group annuity contracts with high-credit quality institutions and, by policy, limits the amount of credit exposure to any one financial institution. If any of the insurance companies that the group annuity contracts are invested with fail to perform according to the contract, the asset value of the Plan could be impaired.

9.   Reconciliation of Financial Statements to Form 5500:

     The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                        December 31,        December 31,
                                                           2000                1999
                                                           ----                ----

Net Assets Available for Benefits
  Per the Financial Statements                           $34,560,141       $30,457,374
Amounts Allocated to Withdrawing Participants               (208,357)         (118,294)
                                                        ------------      ------------
Net Assets Available for Benefits Per the Form 5500      $34,351,784       $30,339,080
                                                        ============      ============

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued



9.   Reconciliation of Financial Statements to Form 5500 (Continued):

                                                                 Year Ended       Year Ended
                                                                December 31,      December 31,
                                                                    2000             1999
                                                                    ----             ----
Benefits Paid to Participants Per the Financial Statements      $2,420,474       $1,391,945

Add: Amounts Allocated to Withdrawing Participants at
       December 31, 2000 and 1999                                  208,357          118,294

Less: Amounts Allocated to Withdrawing Participants
       at December 31, 1999 and 1998                              (118,294)         (52,942)
                                                               -----------      -----------

Benefits Paid to Participants Per the Form 5500                 $2,510,537       $1,457,297
                                                               ===========      ===========


      Amounts allocated to the withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 2000 and 1999 but not yet paid as of that date.

10.   Subsequent Events:

      On January 1, 2001, the trustee for the Johnson & Johnson Savings Plan for Union Represented Employees changed to State Street Bank from Bankers Trust. This change has no affect on the Plan's participants or the Plan's funds.

      On April 26, 2001, the Company announced a two-for-one stock split to holders of record on May 22, 2001 and effective on June 12, 2001. The stock split does not impact the value of any of the Plan's investment funds. However, all shares information in these financial statements have been retroactively adjusted to reflect the two-for-one stock split effective June 12, 2001.

                                                           Supplemental Schedule


                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                       FORM 5500 SCHEDULE H - PART IV - 4I
                    SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                              AT DECEMBER 31, 2000

FACE AMOUNT
OR SHARES         ISSUES                                               COST                     FAIR VALUE
---------         ------                                               ----                     ----------
                  J&J STOCK FUND

                  Common Stock

465,450 shs.      Johnson & Johnson                                  $12,882,509               $24,487,325


                  Temporary Investments

242,456           BT Pyramid Directed
                  Account Cash Fund                                      242,456                   242,456
                                                                     -----------               -----------

                  Total J&J Stock Fund                               $13,124,965               $24,729,781
                                                                     ===========               ===========

                                                           Supplemental Schedule


                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                       FORM 5500 SCHEDULE H - PART IV - 4J
                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                DISPOSED                                                    ACQUIRED
                                 ---------------------------------------------------------------------------------------------
SECURITY/PARTY                                                                     GAIN/
DESCRIPTION                       SALES                 COSTS       PROCEEDS       (LOSS)         PURCHASES              COSTS
                                  -----                 -----       --------       -----         ---------               ------
                                # of Transactions                                                # of Transactions

SERIES OF TRANSACTIONS:

BT Pyramid Directed
Account-Cash Fund                              (a)      $1,990,109     $1,990,109    $ -                        (a)     $2,153,978

Johnson & Johnson
Common Stock                                                                                                    128      $1,452,105



(a) Trustee is unable to provide detailed information on the number of transactions.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-52252) of Johnson & Johnson of our report dated June 15, 2001 relating to the financial statements and financial statement schedules of the Johnson & Johnson Savings Plan for Union Represented Employees, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 25, 2001